UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

SOLIGENIX, INC.
(Name of Registrant as Specified in Its Charter)

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SOLIGENIX, INC.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

Notice of Special Meeting of Stockholders
to be held on Friday, November 20, 2020

Notice is hereby given that a Special Meeting of Stockholders of Soligenix, Inc., will be held on Friday, November 20, 2020, at 9:00 a.m., Eastern Standard Time. The Special Meeting will be a completely “virtual” meeting of stockholders. You will be able to attend the Special Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.___________________________. You will need to have your 16-Digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials to join the Special Meeting. The Special Meeting will be held for the following purposes, each as more fully described in the Proxy Statement:

1.	To affirm, ratify and approve an amendment to our Second Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of our common stock from 50,000,000 to 75,000,000; and

2.	To approve the grant discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1; and

3.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Admittance to the virtual meeting will be limited to stockholders. The Board of Directors has fixed the close of business on ____________, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters at the address set forth above. If you want to inspect the stockholder list, call our Corporate Secretary at (609) 538-8200 to schedule an appointment. In addition, the list of stockholders also will be available during the Special Meeting through the meeting website for stockholders who choose to attend.

EACH STOCKHOLDER IS URGED TO SUBMIT A PROXY AS SOON AS POSSIBLE VIA THE INTERNET, PHONE OR MAIL.

Information concerning the matters to be acted upon at the Special Meeting is included in the Proxy Statement. Whether or not you expect to attend the Special Meeting, your vote is important.

By Order of the Board of Directors,

Christopher J. Schaber, PhD

President and Chief Executive Officer

Princeton, New Jersey
November 3, 2020

Enclosures

CHAIR’S LETTER

November 3, 2020

Dear Stockholder:

As described in the proxy statement accompanying this letter, the Board of Directors of Soligenix, Inc. is seeking approval of an amendment to the Second Amended and Restated Certificate of Incorporation, as amended. A substantively identical amendment (the “Prior Amendment”) was approved at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) held on September 16, 2020 (the “Prior Approval”). The Prior Amendment increased the number of shares of common stock that the Company was authorized to issue from 50,000,000 shares to 75,000,000 shares.

In preparation for the Annual Meeting, we and our advisers assessed whether the Prior Amendment proposal was “routine” or “non-routine” under applicable New York Stock Exchange (“NYSE”) rules. That determination is based on the particular facts and circumstances associated with a proposal to increase the number of authorized shares; some share increase proposals are considered routine and others are considered non-routine. Based on such assessment, we indicated in the proxy statement for the Annual Meeting that the Prior Amendment proposal was a non-routine matter under NYSE rules and that, accordingly, brokers, banks and other nominees holding shares in “street name” on behalf of beneficial owners did not have discretionary authority to vote those shares on the Prior Amendment proposal without direction from the beneficial owners. However, Broadridge Financial Solutions, Inc. (“Broadridge”) later determined that the Prior Amendment proposal was a routine matter under NYSE rules, and the vote on the Prior Amendment proposal at the Annual Meeting was conducted and tabulated by Broadridge as a routine matter. Despite later acknowledgement from Broadridge that it was aware that it had conducted and tabulated votes for similar proposals inconsistently with issuer’s proxy materials in the recent past, Broadridge did not inform us that it had treated the Prior Amendment proposal inconsistently with the description of the discretionary voting authority of brokers, banks and other nominees with respect to the Prior Amendment proposal in the proxy statement for the Annual Meeting.

The final tabulation report delivered by Broadridge indicated that a majority of the shares of common stock issued and outstanding on the record date for the Annual Meeting were voted in favor of the Prior Amendment, and therefore the Company and its advisors determined that the Prior Amendment proposal was approved by the requisite vote under applicable law and the Company’s Certificate of Incorporation and Bylaws. Accordingly, the Certificate of Amendment implementing the Prior Amendment was filed with the Secretary of State of the State of Delaware and became effective on September 16, 2020.

We believe that the vote on the Prior Amendment proposal was entirely proper and that the Prior Amendment was therefore adopted by our stockholders and is now effective. However, we recognize the inconsistency between the description of the discretionary voting authority of brokers, banks and other nominees with respect to the Prior Amendment proposal in the proxy statement for the Annual Meeting and the treatment of the Prior Amendment proposal by Broadridge. In an abundance of caution and to assure good corporate governance, we have determined to permit stockholders to again approve the amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 50,000,000 shares to 75,000,000 shares (the “Charter Amendment”), this time with a consistent classification of the proposal in all solicitation materials and by Broadridge.

At the Special Meeting, we are submitting to the stockholders the Charter Amendment which would confirm that the Company is authorized to issue 75,000,000 shares of common stock. If approved, the Charter Amendment will allow us to avoid any uncertainty with respect to the number of shares of common stock that the Company is authorized to issue and will confirm that the Company is authorized to issue 75,000,000 shares of common stock. To the extent the Prior Amendment is not currently valid, the Charter Amendment will have the effect of increasing the authorized number of shares of common stock from 50,000,000 to 75,000,000, which is the same number of authorized shares that we believe were approved by the Prior Approval and set forth in the Prior Amendment.

Upon stockholder approval, we will file a new amendment to our Certificate of Incorporation reflecting such approval. We have not issued any of the additional shares of common stock authorized by the Prior Amendment, and unless and until the Charter Amendment is approved by our stockholders, we do not intend to issue or reserve for issuance any such additional shares.

Whether or not you participate in the Special Meeting, it is important that your shares be represented and voted during the meeting. We urge you to promptly vote and submit your proxy (1) via the Internet (2) by telephone or (3) by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.

On behalf of all directors, I extend our gratitude for your continued support and request that you vote in the affirmative for the Charter Amendment. We appreciate your understanding in this matter.

Sincerely,

Christopher J. Schaber, PhD
Chairman of the Board of Directors,
President and Chief Executive Officer

Note About Forward-Looking Statements

This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

SOLIGENIX, INC.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

Special Meeting of Stockholders
Friday, November 20, 2020

Proxy Statement

This Proxy Statement has been prepared and is distributed by the board of directors (the “Board of Directors”) of Soligenix, Inc. in connection with the solicitation of proxies for the Special Meeting of Stockholders (the “Special Meeting”) to be held at 9:00 a.m., Eastern Standard Time, on Friday, November 20, 2020, and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Special Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.___________________________ and entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Unless the context indicates otherwise, as used in this Proxy Statement, the terms “we,” “us” “our” and “our Company” refer to Soligenix, Inc.

This Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about November 3, 2020.

Voting Securities; Proxies; Required Vote

Voting Securities

Each holder of record of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on ____________, 2020 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Special Meeting. On ____________, 2020, 29,847,288 shares of Common Stock were outstanding.

Voting Your Shares

The Special Meeting will be held entirely online. Stockholders may participate in the Special Meeting by visiting the following website: www.___________________________. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Special Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Special Meeting. However, even if you plan to attend the Special Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting. You may vote your shares via the Internet, telephone or mail as more fully described below:

●	By Internet: Go to www.___________________________ and follow the instructions (have your proxy card available);

●	By Telephone: Call _________________ and follow the voice prompts (have your proxy card available); and

●	By Mail: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

Proxies

You cannot vote your shares at the meeting unless you vote electronically or are represented by proxy. All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment or postponement thereof in accordance with instructions thereon, or if no instructions are given, will be voted as follows:

1.	“FOR” the approval of the amendment to our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), which increases the number of authorized shares of our Common Stock from 50,000,000 to 75,000,000;

2.	“FOR” the approval of the grant discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1; and

3.	In accordance with the judgment of the persons appointed as proxies with respect to other matters which properly come before the Special Meeting.

Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the Special Meeting, via the Internet, by telephone, or by mail, or by delivering written instructions to our Corporate Secretary before the Special Meeting commences. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the meeting.

Required Vote

1.	The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding is required to approve the amendment to our Certificate of Incorporation, which increases the number of authorized shares of our Common Stock from 50,000,000 to 75,000,000.

2.	The affirmative vote of the holders of a majority of the shares of Common present in person or represented by proxy and entitled to vote on the subject matter is required to approve the grant discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

We have confirmed with New York Stock Exchange (“NYSE”) that Proposal 1 (the proposal to approve an amendment to our Certificate of Incorporation, which increases the number of authorized shares of our common stock from 50,000,000 to 75,000,000) and Proposal 2 (the proposal to grant discretionary authority to adjourn the Special Meeting) will be considered “routine” matters and have written confirmation from Broadridge Financial Solutions, Inc. (“Broadridge”) that the vote for such Proposals will be conducted and tabulated by Broadridge as “routine” matters. Banks, brokers, or other nominees (“Brokers”) who hold shares on behalf of beneficial stockholders have discretion to vote such shares with respect to “routine” matters without receiving voting instructions from the beneficial holders of the shares. However, Brokers who hold shares on behalf of beneficial stockholders do not have discretion to vote such shares with respect to “non-routine” matters if they do not receive voting instructions from the beneficial holders of the shares. If no instruction is given to Brokers with respect to “non-routine” matters, a “broker non-vote” is recorded for each such uninstructed share.

Abstentions will have the same effect as votes against (1) Proposal 1 – the proposal to approve an amendment to our Certificate of Incorporation, which increases the number of authorized shares of our Common Stock from 50,000,000 to 75,000,000 and (2) Proposal 2 – the proposal to grant discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1. As Proposals 1 and 2 will be considered “routine” matters, no “broker-non-votes” will be recorded for such Proposals.

Quorum

The required quorum for the transaction of business at the Special Meeting is a majority of the voting power of shares of Common Stock issued and outstanding on the record date. Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

No Appraisal Rights

Stockholders will not have any appraisal rights in connection with any of the proposals to be voted on at the Special Meeting.

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PROPOSAL 1

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Background

As described in the Chair’s Letter accompanying this Proxy Statement, our Board of Directors is seeking approval of an amendment to our Certificate of Incorporation. A substantively identical amendment (the “Prior Amendment”) was approved at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) held on September 16, 2020 (the “Prior Approval”). The Prior Amendment increased the number of shares of Common Stock that we are authorized to issue from 50,000,000 shares to 75,000,000 shares.

In preparation for the Annual Meeting, we and our advisers assessed whether the Prior Amendment proposal was “routine” or “non-routine” under applicable NYSE rules. That determination is based on the particular facts and circumstances associated with a proposal to increase the number of authorized shares; some share increase proposals are considered routine and others are considered non-routine. Based on such assessment, we indicated in the proxy statement for the Annual Meeting that the Prior Amendment proposal was a non-routine matter under NYSE rules and that, accordingly, Brokers holding shares in “street name” on behalf of beneficial owners did not have discretionary authority to vote those shares on the Prior Amendment proposal without direction from the beneficial owners. However, Broadridge later determined that the Prior Amendment proposal was a routine matter under NYSE rules, and the vote on the Prior Amendment proposal at the Annual Meeting was conducted and tabulated by Broadridge as a routine matter. Despite later acknowledgement from Broadridge that it was aware that it had conducted and tabulated votes for similar proposals inconsistently with issuer’s proxy materials in the recent past, Broadridge did not inform us that it had treated the Prior Amendment proposal inconsistently with the description of the discretionary voting authority of brokers, banks and other nominees with respect to the Prior Amendment proposal in the proxy statement for the Annual Meeting.

The final tabulation report delivered by Broadridge indicated that a majority of the shares of Common Stock issued and outstanding on the record date for the Annual Meeting were voted in favor of the Prior Amendment, and therefore we and our advisors determined that the Prior Amendment proposal was approved by the requisite vote under applicable law and our Certificate of Incorporation and Bylaws. Accordingly, the Certificate of Amendment implementing the Prior Amendment was filed with the Secretary of State of the State of Delaware and became effective on September 16, 2020.

We believe that the vote on the Prior Amendment proposal was entirely proper and that the Prior Amendment was therefore adopted by our stockholders and is now effective. However, we recognize the inconsistency between the description of the discretionary voting authority of Brokers with respect to the Prior Amendment proposal in the proxy statement for the Annual Meeting and the treatment of the Prior Amendment proposal by Broadridge. In an abundance of caution and to assure good corporate governance, we have determined to permit stockholders to again approve the amendment to the Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 50,000,000 shares to 75,000,000 shares (the “Charter Amendment”), this time with a consistent classification of the proposal in all solicitation materials and by Broadridge. We have confirmed the classification of the Charter Amendment proposal with NYSE as a routine matter and have written assurance from Broadridge that the vote on the Charter Amendment proposal at the Special Meeting will be conducted and tabulated by Broadridge as a routine matter.

Therefore, we are submitting to the stockholders the Charter Amendment which would confirm that we are authorized to issue 75,000,000 shares of Common Stock. If approved, the Charter Amendment will allow us to avoid any uncertainty with respect to the number of shares of Common Stock that we are authorized to issue and will confirm that we are authorized to issue 75,000,000 shares of Common Stock. To the extent the Prior Amendment is not currently valid, the Charter Amendment will have the effect of increasing the authorized number of shares of Common Stock from 50,000,000 to 75,000,000, which is the same number of authorized shares that we believe were approved by the Prior Approval and set forth in the Prior Amendment.

Upon stockholder approval, we will file a new amendment to our Certificate of Incorporation reflecting such approval. We have not issued any of the additional shares of Common Stock authorized by the Prior Amendment, and unless and until the Charter Amendment is approved by our stockholders, we do not intend to issue or reserve for issuance any such additional shares.

General

Prior to the approval of the Prior Amendment at the Annual Meeting, our Certificate of Incorporation provided for 50,000,000 shares of authorized Common Stock. Our Board of Directors again has adopted a resolution to amend our Certificate of Incorporation to increase the authorized number of shares of Common Stock to 75,000,000, subject to stockholder approval of the Charter Amendment. No changes will be made to the number of authorized shares of our preferred stock.

The proposed amendment to our Certificate of Incorporation will be effected by amending the introductory paragraphs of Article IV thereof to read in full as follows:

“The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is seventy five million three hundred fifty thousand (75,350,000) shares, of which (a) seventy five million (75,000,000) shares, of par value of $.001 per share, shall be of a class designated “Common Stock,” (b) two hundred thirty thousand (230,000) shares, of a par value of $.001 per share, shall be of a class designated “Preferred Stock,” (c) ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated “Series B Convertible Preferred Stock,” ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated “Series C Convertible Preferred Stock,” and (d) one hundred thousand (100,000) shares, of a par value of $.001 per share, shall be designated “Series A Junior Participating Preferred Stock.”

The designations, powers, preferences, privileges, and relative, participating, option, or other special rights and qualifications, limitations, or restrictions of the above classes of capital stock shall be as follows:”

A copy of the proposed amendment to our Certificate of Incorporation is set forth in Annex A attached hereto.

Purpose of Amendment

Our Board of Directors believes that the proposed increase in the number of shares available for issuance under our Certificate of Incorporation is required to continue to operate our business efficiently. When practical, we may attempt to fund our late-stage clinical trials and other business development activities through the issuance of shares, which we believe may be less dilutive to stockholders than funding these activities from the proceeds of typical equity financings. Without including the increased number of shares authorized by the Prior Amendment, the Company currently is limited to 12,713,691 shares of Common Stock available, the details from which this number is derived are provided below.

As of ____________, 2020, we had 29,847,288 shares of Common Stock outstanding. In addition, as of such date, 5,886,817 shares were reserved for issuance upon exercise of outstanding warrants and 1,552,204 shares were reserved for issuance upon exercise of presently outstanding options under our 2005 Equity Incentive Plan and options granted under our 2015 Equity Incentive Plan (the “2015 Plan”). Based upon the foregoing number of outstanding and reserved shares of Common Stock, we have 12,713,691 shares remaining available for other purposes. We also have 596,289 shares available for future option grants under the 2015 Plan and zero shares available for future option grants under our 2005 Equity Incentive Plan.

The proposed increase in the number of shares available for issuance under our Certificate of Incorporation is intended to provide the Board of Directors with authority, without further action of the stockholders, to issue the additional shares of Common Stock, from time to time in such amounts as the Board of Directors deems necessary. Without limitation of the foregoing, the additional shares may be issued in connection with (1) the achievement of clinical development milestones under license or purchase agreements, (2) strategic partnering and/or acquisition transactions involving the issuance of our securities as well as to meet long-term corporate objectives, and (3) capital raising transactions through the sale of Common Stock and/or securities convertible into or exercisable for Common Stock in the private and/or public equity markets to support a higher level of growth, respond to competitive pressures, develop new products and services and support new strategic partnership expenditures.

Further, on September 3, 2014, we entered into an asset purchase agreement with Hy Biopharma, Inc. (“Hy Biopharma”), pursuant to which we purchased certain assets, properties and rights related to the development of Hy Biopharma’s synthetic hypericin product candidate for the treatment of cutaneous T-cell lymphoma (“CTCL”), which we refer to as SGX301, from Hy Biopharma. Pursuant to the purchase agreement, we are required to issue up to $5 million worth of Common Stock (subject to a cap equal to 19.99% of issued and outstanding Common Stock) upon attainment of the last specified milestone. The number of shares that we may issue under the purchase agreement will fluctuate based on the market price of our Common Stock.

The last milestone payment will be payable if SGX301 is approved for the treatment of CTCL by either the U.S. Food and Drug Administration (the “FDA”) or the European Medicines Agency. We previously announced positive top-line results when the SGX301 pivotal Phase 3 FLASH study achieved statistical significance (p=0.04) in its primary endpoint over the first 6 week treatment cycle (Cycle 1) in March (available at ir.soligenix.com). The positive response rate continued to increase after 12 weeks of treatment (Cycle 2) to 40% (p<0.0001 compared to placebo and p<0.0001 compared to 6-weeks treatment), which was announced in April 2020 (available at ir.soligenix.com). Additional data from the FLASH study is anticipated in the second half of 2020. At which time, the Company will prepare a new drug application for submission to the FDA to pursue marketing approval.

If we do not have a sufficient number of shares to satisfy our obligations under the purchase agreement, we will be in breach of the agreement and may be found liable for damages (including damages in excess of the value of the shares we are obligated to issue). However, assuming the last milestone were satisfied and the price at which shares were valued with respect to the issuance to Hy Biopharma was $____________ (the closing price of the Common Stock on the record date for the Special Meeting), the number of shares currently remaining available for issuance, prior the Prior Amendment and the Charter Amendment, would be sufficient to satisfy our obligations under the purchase agreement.

The need to increase the authorized shares is primarily driven by our desire to have sufficient shares available for possible merger and acquisition activities, and other corporate development objectives that may occur over the coming years. Other than the potential issuances to Hy Biopharma, we have no present plans to engage in such activities.

In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares of Common Stock caused by the issuance of the additional shares would dilute the earnings per share (including projected future earnings per share) and book value per share of all outstanding shares of our Common Stock. If such factors were reflected in the price per share of the Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares of Common Stock could therefore have an adverse effect on the potential realizable value of a stockholder’s investment. The holders of outstanding shares of Common Stock have no preemptive rights to purchase additional shares.

The proposed increase in the authorized number of shares of Common Stock could have other effects on our stockholders. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the approval of the amendment to our Certificate of Incorporation.

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PROPOSAL NO. 2

GRANT OF DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING

IF NECESSARY TO SOLICIT ADDITIONAL PROXIES

General

We are soliciting proxies to grant discretionary authority to the chair of the Special Meeting to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies in favor of Proposal No. 1. Although it is not expected, the Special Meeting may be adjourned for the purpose of soliciting such additional proxies. Any such adjournment of the Special Meeting may be made without notice, other than by the announcement made at the Special Meeting, upon approval of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the subject matter. The chair will have the discretion to decide whether or not to use the authority granted pursuant to this Proposal No. 2 to adjourn the Special Meeting.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve the grant discretionary authority to the chair of the Special Meeting to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the grant discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of the Common Stock as of ____________, 2020, of (1) each person or entity that we know owns beneficially 5% or more of the shares of our outstanding Common Stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) our directors and officers as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned **	Percent of Class
ACT Capital Management, LLLP (1)	1,506,500	5.02%
Christopher J. Schaber (2)	333,567	1.11%
Gregg A. Lapointe (3)	82,877	*
Diane L. Parks (4)	64,675	*
Robert J. Rubin (5)	86,339	*
Jerome B. Zeldis (6)	98,956	*
Oreola Donini (7)	132,256	*
Jonathan Guarino (8)	27,500	*
Richard Straube (9)	122,006	*
All directors and executive officers as a group (8 persons) (10)	948,174	3.09%

(1)	On February 7, 2020, ACT Capital Management, LLLP, on behalf of itself and Amir L. Ecker and Carol G. Frankenfield, filed Amendment No. 4 to Schedule 13G with the SEC (as amended, the “Schedule 13G”). The Schedule 13G states that Amir L. Ecker and Carol G. Frankenfield are the General Partners of ACT Capital Management, LLLP and that investment decisions made on behalf of ACT Capital Management, LLLP are made primarily by its General Partners. The Schedule 13G indicates that (a) ACT Capital Management, LLLP has sole voting and dispositive power with respect to 277,500 shares and shared dispositive power with respect to 1,221,499 shares; (b) Amir L. Ecker has sole voting power with respect to 635,999 shares, shared voting power with respect to 358,999 shares and shared dispositive power with respect 1,221,499 shares and (c) Carol G. Frankenfield has shared voting power with respect to 377,500 shares and shared dispositive power with respect 1,221,499 shares. The address of the principal business office of ACT Capital Management, LLLP, Amir L. Ecker and Carol G. Frankenfield is 100 W. Lancaster Ave., Suite 110, Wayne, PA 19087.

(2)	Includes 53,095 shares of Common Stock owned by Dr. Schaber, options to purchase 260,717 shares of Common Stock exercisable within 60 days of ____________, 2020 and warrants to purchase up to 19,755 shares of Common Stock exercisable within 60 days of ____________, 2020. The address of Dr. Schaber is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(3)	Includes 7,379 shares of Common Stock and options to purchase 75,498 shares of Common Stock exercisable within 60 days of ____________, 2020. The address of Mr. Lapointe is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(4)	Includes 14,940 shares of Common Stock and options to purchase 49,735 shares of Common Stock exercisable within 60 days of ____________, 2020. The address of Ms. Parks is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(5)	Includes 4,385 shares of Common Stock, options to purchase 77,998 shares of Common Stock exercisable within 60 days of ____________, 2020, and warrants to purchase up to 3,956 shares of Common Stock exercisable within 60 days of ____________, 2020. The address of Dr. Rubin is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(6)	Includes 22,917 shares of Common Stock and options to purchase 76,039 shares of Common Stock exercisable within 60 days of ____________, 2020. The address of Dr. Zeldis is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(7)	Includes options to purchase 132,256 shares of Common Stock owned by Dr. Donini exercisable within 60 days of ____________, 2020. The address of Dr. Donini is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(8)	Includes options to purchase 27,500 shares of Common Stock owned by Mr. Guarino exercisable within 60 days of ____________, 2020. The address of Mr. Guarino is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(9)	Includes options to purchase 122,006 shares of Common Stock owned by Dr. Straube exercisable within 60 days of ____________, 2020. The address of Dr. Straube is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

(10)	Includes 102,716 shares of Common Stock, options to purchase 821,748 shares of Common Stock exercisable within 60 days of ____________, 2020 and warrants to purchase up to 23,711 shares of Common Stock exercisable within 60 days of ____________, 2020.

*	Indicates less than 1%.

**	Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of ____________, 2020 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Percentage of ownership is based on 29,847,288 shares of Common Stock outstanding as of ____________, 2020.

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OTHER MATTERS

Communications with the Board of Directors

Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to Soligenix, Inc. Board of Directors, c/o The Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540. The Office of the Secretary will receive the correspondence and forward it to the director(s) to whom the communication is addressed.

Deadline for Stockholder Proposals

Under SEC Rule 14a-8, stockholder proposals for the Annual Meeting of Stockholders to be held in 2021 will not be included in the proxy statement for that meeting unless the proposal is proper for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders, and is received by our Secretary at our executive offices, no later than April 9, 2021. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as our Bylaws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8.

Our Bylaws provide that stockholders desiring to bring business before the 2021 Annual Meeting, including nomination of a person for election to our Board of Directors, must provide written notice to our Secretary at our executive offices no earlier than 75 days, and no later than 45 days, before August 7, 2021. The written notice must include the information required by Section 2.4 of the Bylaws: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of our shares that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees.

Householding of Annual Meeting Materials

Some Brokers record holders may be participating in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of Proxy Materials. This means that only one copy of our proxy statement, annual report or Notices of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of the documents to you if you notify our Secretary at our executive offices of your desire to receive additional copies. If you wish to receive separate copies of the annual report, proxy statement and Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your Broker record holder, or you may send a letter to The Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540 or call our Corporate Secretary at (609) 538-8200.

Other Matters

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.

The cost of this proxy solicitation will be borne by us. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies. If we do, our costs for such services will be within the range of what is customary for companies with similar operations and a similar number of stockholders and are not expected to be material. We will also request Brokers and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such Brokers and other record holders for their reasonable out-of-pocket expenses of solicitation.

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ANNEX A

CERTIFICATE OF AMENDMENT
TO
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

THE UNDERSIGNED, being a duly appointed officer of Soligenix, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware (the “DGCL”), for the purpose of amending the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended to the date hereof (the “Certificate of Incorporation”), hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

FIRST: The name of the Corporation is Soligenix, Inc.

SECOND: The amendment to the Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 228 and 242 of the DGCL.

THIRD: The Certificate of Incorporation, as amended, of the Corporation is hereby amended by striking out the first introductory paragraphs of Article IV thereof, and by substituting in lieu thereof, the following new introductory paragraphs:

“The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is seventy five million three hundred fifty thousand (75,350,000) shares, of which (a) seventy five million (75,000,000) shares, of par value of $.001 per share, shall be of a class designated “Common Stock,” (b) two hundred thirty thousand (230,000) shares, of a par value of $.001 per share, shall be of a class designated “Preferred Stock,” (c) ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated “Series B Convertible Preferred Stock,” ten thousand (10,000) shares, of a par value of $.05 per share, shall be of a class designated “Series C Convertible Preferred Stock,” and (d) one hundred thousand (100,000) shares, of a par value of $.001 per share, shall be designated “Series A Junior Participating Preferred Stock.”

The designations, powers, preferences, privileges, and relative, participating, option, or other special rights and qualifications, limitations, or restrictions of the above classes of capital stock shall be as follows:”

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this [_____] day of November, 2020 and affirms the statements contained herein as true under penalty of perjury.

Soligenix, Inc.

By:	/s/
Name
Title

A-1

SOLIGENIX, INC. 29 EMMONS DRIVE SUITE B-10 PRINCETON, NJ 08540

VOTE BY INTERNET

Before the Meeting – Go to www.___________________________

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create and electronic voting instruction form.

During the Meeting – Go to www.___________________________

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE – __________________

Use any touch-tone phone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ______________________.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOLIGENIX, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

		For	Against	Abstain
1.	To affirm, ratify and approve the amendment to the Second Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of common stock from 50,000,000 to 75,000,000:	☐	☐	☐

2.	To grant discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1:	☐	☐	☐

NOTE: To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies on such matters as may properly come before the Special Meeting or any adjournments or postponements thereof. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Join towners should each sign personally. All holders must sign. If a corporation or partnership, please sign full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SOLIGENIX, INC.

SPECIAL MEETING OF STOCKHOLDERS – NOVEMBER 20, 2020

The undersigned hereby appoints Christopher J. Schaber, Ph.D., the Chief Executive Officer and President of Soligenix, Inc., and Jonathan Guarino, the Senior Vice President and Chief Financial Officer of Soligenix, Inc., or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of common stock of Soligenix, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held virtually at www.___________________________, on Friday, November 20, 2020, at 9:00 A.M., Eastern Standard Time, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

The Board of Directors recommends you vote (1) “FOR” the affirmation, ratification and approval of the amendment to the Second Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of common stock from 50,000,000 to 75,000,000; and (2) “FOR” the grant discretionary authority to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

CONTINUED AND TO BE SIGNED ON REVERSE